SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 12, 2001
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                           Milinx Business Group, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                   Suite 3827
                            1001 Fourth Avenue Plaza
                                Seattle, WA 98154
                     ---------------------------------------
                    (Address of principal executive offices)

                                  206-621-7032
                          -----------------------------
                          Registrant's telephone number


        Delaware                    000-26421                      91-1954074
------------------------     ------------------------          -----------------
(State of Incorporation)     (Commission File Number)          (I.R.S. Employer)

ITEM 5.  OTHER EVENTS


BASIS OF PRESENTATION
As used in this report, unless the context otherwise indicates, the terms "we," "us," "our" and similar terms, as well as references to or the "Company", "Milinx", means Milinx and its subsidiaries, "MBG" means Milinx Business Group Inc., Delaware, "MBS" means 580880 B.C. Ltd., B.C., Canada (formerly Milinx Business Services, Inc.), "MBSY" means Milinx Business Systems, Inc., Nevada.

FORWARD LOOKING INFORMATION
This document contains forward-looking statements that involve a number of risks and uncertainties. A forward looking statement is usually identified by our use of certain terminology, including "believes," "expects," "may," "will," "should," "could," "seeks," "pro forma," "anticipates" or "intends" or by discussions of strategy or intentions.

Forward looking statements: This document may contain statements about expected future events and financial results that are forward looking in nature, and, as a result, are subject to certain risks and uncertainties, including general economic and business conditions, and specific conditions affecting our sector, including pricing pressures and declining prices; our ability to access capital Markets to ensure financial liquidity; competition; the inability to attract and retain our anticipated customer base; changes in business strategy or development plans; the ability to attract and retain qualified personnel; and other factors. Actual Results may differ materially from those projected by management. For such statements, we claim the safe harbor for "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Information about management's view of Milinxs' future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a Variety of factors including, but not limited to, the doubt as to Milinx's ability to restructure as a going concern, risks associated with efforts to restructure the obligations of Milinx, risks associated with efforts to obtain Equity or other financing, risks associated with actions commenced by Milinx and its subsidiaries to receive equitable relief from the Courts for damages and the value of its Intellectual Property. Competitive developments, risks associated with Milinxs' growth, and other factors. Milinx assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting such forward-looking statements.

In addition, forward looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known and unknown risks, uncertainties and other factors. Any financial information in this release is based on unaudited and incomplete information. Accordingly, a forward-looking statement in this document is not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, you are warned not to rely on the forward-looking statements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. Except for ongoing obligations under the federal securities laws to disclose all material information to investors, we are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward looking statements due to future events or developments.

LAWSUIT FOR DAMAGES
Resolution of certain claims in a litigation begun by Milinx over allegedly defective products is believed to provide additional reimbursement and restructuring of lease obligations and other obligations estimated @$1,200,000 in cash or cash equivalents. The precise amount will not be resolved until final settlement documents are affected. In addition, substantial claims against other defendants remain which Management believes should provide additional working capital to Milinx and may be used in part for settlement of obligations of Milinx as needed.

These claims deal with the principle developer of the Unified Messaging Software which failure to deliver has caused the Company serious financial damage including limiting its ability to deliver its product with integrated Unified Messaging and significantly impairing its ability to generate revenues. The Company maintained it operations without this core product based on the promise to deliver this software and has suffered substantial damages including significant losses.

OPERATIONS
The Company has never received the functioning Unified Messaging platform it purchased from and through select alliance partners. It has worked on a replacement starting in April 2001 after it commenced its Law Suit against these select alliance partners. It had fully paid for and expected delivery in August and September of 2000 and the contract specified certain penalties or reductions in licensing costs of other purchased software if the Unified Messaging Platform software was not delivered on a timely basis. The Company never received the Unified Messaging Platform software paid for in April 27, 2000. The Company continued to receive substantial guarantees and concessions for the late delivery but the supplier completely failed to deliver. Because of the substance of these parties and the penalties, set out in the contract the Company believed it was reasonable to expect delivery.

The Company to date has never received this product, which in it option has been the main cause of its financial problems. It pushed forward with completing the infrastructure which was completed the middle of 2000 ready for the integrated Unified Messaging Platform software. The Company continued to fund operations believing in the representations made by the supplier that the product would be delivered. The Company proceeded to implement a temporary solution, an outsourced version of Unified Messaging in January 2000 but because of the high monthly cost it was not financially feasible because this fee was close to or above the Companies monthly sales price and the product did not integrate properly with our products. The Company had an opportunity back in November 2000 to proceed with a product based on mastervox and this option had been communicated to the supplier but the supplier continued to make representations that it could deliver and did not want us to put in another solution. On or about April 6, 2001 the Company commenced an action for relief for the failure to deliver the Unified Messaging Platform.

The Company has fully paid for this software and has suffered significant financial harm including significant impairment of its ability to generate revenue from this failure to deliver. The Company commenced quickly after filing the Law Suit to integrated the mastervox Unified Messaging solution. Although incomplete, it had working modules. The Company had substantially completed this integration before the missed Payroll on June 15, 2001 and subsequent reduction in programmers and elimination of necessary staff to continue further development. The remaining non-Unified Messaging products though substantially built needed several weeks to complete their integration before a production version could be release and delivered.

As part of its efforts to reduce operating expenses and conserve capital, Milinx laid off substantially the majority of its workforce on June 19 and 22, 2001. As of this filing the remaining workforce is available part time or on a consulting basis. Until viable funding is arranged and acceptable to the Board and Management there will be limited resources to continue operations, development or marketing and support.

The Company will direct all inquiries to 3827 -1001 Fourth Avenue, Seattle Washington, 98154, Phone 206-621-7032 (9 AM - 5 PM PT), Fax 206-621-7035.

"This has been an extremely difficult decision, but necessary in light of the very challenging equity markets, lack of delivery of our Unified Messaging Platform software and the negligible cash we had available to the Company. One of the most important results of our effort and assets of the Company is the Intellectual Property, the software we developed must be protected." said Maynard L. Dokken, President and Chief Executive Officer of Milinx. "I want to thank our employees for their dedication to the company and their many achievements in both the development of our software and the Provision of services to our customers."

The software developers came close to completing a fully functional version of the fully integrated product. The workforce reduction effectively ceases development of products and services until necessary funding can be arranged. The company will continue to operate and employ Mikiko Fujisawa and Maynard L. Dokken and hire part time or on a contract basis, workers to maintain the current systems and software. The Company hopes to complete and fully integrate a new software package for Unified Messaging, with integrated wireless delivery in subsequent releases, that it has developed. To ramp up this development team will take several weeks and thereafter several weeks to again commence completion of the product.

COST AND PAYABLE REDUCTIONS
Management believes there are approximate payables in the consolidated companies of about $3,200,000 (US) UNAUDITED, and is conducting a review of current accounts to determine the exact amounts, which may be substantially higher. Approximately $500,000 is in the form of employee payroll and payroll deductions which management estimates are divided equally. The accuracy of these numbers will only be verified once the government agencies review and confirm the estimates provided by the Company. Of the total, substantially all is in the form of obligations of MBS, a wholly owned subsidiary of MBG. Although debts of the subsidiary only, there may be liability by the parent on some type of derivative liability theory, a contingency that has not been defined by Management at this time.

Management intends to utilize S-8 stock at market rates when legally viable to settle employee liabilities and eligible consultants and attorneys. It is not known at this time what percentage of these obligations may be so settled. In addition, resolution of certain claims in a litigation begun by MBG over product allegedly never delivered could provide additional cash and restructuring of lease obligations and other obligations estimated @$1,200,000. The precise amount will not be resolved until final settlement documents are affected. In addition, substantial claims against other defendants remain which Management believes should provide additional working capital to Milinx and may be used in part for settlement of obligations of Milinx.

Milinx is drastically reducing its ongoing operational overhead. The Company has commenced a restructuring of its hardware and network and will host its applications with a large Telecommunications Company to provide Milinx access to their large network and to secure the delivery of service to its customers by using the facilities of this large going concern. The Milinx services will not be operable during this period to allow the Company to restructure the product delivery and its network.

Milinx has moved its switchboard operations to an outsourced facility to allow any available funding to be allocated to completion of product development and then to marketing. Milinx will provide telephone services to corporate operations through Seattle to Phone 206-621-7032 (9 AM - 5 PM PT) and Fax 206-621-7035. Milinx has kept open the possibility for key staff to re-join the effort to complete the software applications but there is no assurance that these resources will be available when and if funding materializes.

The Company had discussion with Law Firms currently providing services requesting they receive shares of the Company in exchange for outstanding accounts. The Law Firms involved are in Corporate, Securities, Litigation, Employment and other related law which services the Company needs to continue operations. This could potentially eliminate approximately $400,000 in Legal Payables. Further the Company intends to eliminate the Cisco Lease by renting equipment necessary to continue operations and return substantially all leased Cisco equipment. This could eliminate a further approximately $160,000. Other matters which could positively effect the Payables will be detailed out in the Company's next filing.

Payable obligations could be substantially minimized if Milinx is successful in its vendor legal action, S-8 issuance to Employees, Law Firms and other Vendors. If these actions are not successful, payables will continue to negatively impact the viability of the Company.

The Company is also proceeding to lease some or all of the Data Center as well as reducing or eliminating corporate telephone and mobile costs.

NEW SOFTWARE SUBSIDIARY
Using an existing Subsidiary called Milinx Business Systems Inc. (MBSY) it is proposed in exchange for 1,000,000 shares, Milinx Business Group Inc. (MBG) would transfer to MBSY the proprietary software developed by MBG. MBSY would then retain key programming employees back into this Company on a base salary plus a share of any licensing revenues received and complete the development of the software. MBYS would raise US$150,000 in private capital to fund the completion of its product and pay employees. Employees of this subsidiary may also receive S-8 from MBG as payment for services.

The New Software Subsidiary will license the complete integrated hosted version of the product to MBG and other outside customers. This subsidiary will concentrate solely on software development and operate semi-independent of the Parent Company.

MARKETING
MBG through subsidiaries offers software and services over the web. These products include services such as: customization; programming; database integration and maintenance. The Company is currently looking for funding to complete it first significant integrated product release, which will include:
Portal; Messaging; CRM, Sales Force and Business Management as well as an Account Management or Subscriber Management Interface. The two customer profiles the Company believes provide the greatest market potential are Service Providers (which need value added software, services and products) and SOHO and SME Business (which require a mid-market enterprise wide integrated Internet, communication, customer, sales and business management solution).

Milinx plans to move executive offices to Seattle, Washington after completion of the product development and receiving funding necessary to launch this upgraded product. Milinx believes the Seattle market will provide access to many highly talented programmers, executives and marketing professionals.

Milinx is proposing to establish regional marketing centers. This strategy with centers operated by independent marketing and technical professionals should lower corporate market support staff costs and expedite quick response to customer needs. This strategy will be fully implemented after the completion of the first release of the new integrated product. We have customers interested in the product in it current configuration. These potential new customers will be handled by a small group of one or two people which will service and support these potential orders.

STOCK ISSUANCE
The Company believes that before any further shares issuance or fund raising can commence other than that for the new MBYS subsidiary for completion of product a more detailed Business Plan and accurate Payable list along with written arrangement with those Vendors must be completed. The Company also believes that all matters in this filing must be addressed to the satisfaction of management and the Board and funding arrangements completed for ongoing operations prior to completion of the S-1 filing. Although Management has received numerous offers to assist in this funding effort the type of funding instrument and other related matters must be defined and the Company Payables and other related matters addressed and a Plan structured to provide confidence and assurance that the potential investors are provided disclosure documents in completeness to the best of the Companies abilities as well as a viable business model and funding arrangements.

Milinx is also looking to fill certain Management positions if funding materializes such as a Chief Operating Officer, Chief Financial Officer and Manager of Software Development for the MBSY subsidiary as well as more definitively setting out Corporate Governance and operational procedures.

The company and the subsidiaries covered by the filings currently have negligible cash, cash equivalents, short-term investments and or marketable securities.

"We are taking these steps to restructure our business and financial position in a difficult environment," said Maynard L. Dokken, President and Chief Executive Officer of Milinx. "Sales results to date are very disappointing because of our major suppliers continued failure to deliver. With funding, we expect to complete the integrated product along with a completely redeveloped marketing strategy and then dynamically open new sales channels for our products on a regional basis. We believe Milinx has significant value in its current developed software and IP."

EQUITY LINE
Access to Bluefire Capital $30 million equity funding is conditional upon the filing of an S1 registration and this filing becoming effective. If Milinx is successful and the S-1 becomes effective it could receive access to $17 million through this Equity Line. The remaining $13 million could be available upon Milinx achieving a specific share price of $10 for at least five trading days. It will be difficult at this time to proceed with the S-1 Registration before completion of the product and financing to launch the marketing of the product and operations.



ITEM 6. RESIGNATION OF DIRECTORS


The company also announces the resignation of board member: John Burns. This resignation took place before today's filings on July 5, 2001. As of July 9, 2001 Milinx Business Services changed its name to 580880 B.C. Ltd. and has substantially concluded operations.

For more information, please contact:

Milinx Business Group Inc.
3827 -1001 Fourth Avenue
Seattle Washington
98154
Phone 206-621-7032 (9 AM - 5 PM PT)
Fax 206-621-7035

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MILINX BUSINESS GROUP, INC.                                   DATE

/s/ Mikiko Fujisawa                                        July 12, 2001
------------------------------------                 ---------------------------
Mikiko Fujisawa, Corporate Secretary